Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2020, relating to the consolidated financial statements of Steel Partners Holdings L.P. and the effectiveness of Steel Partners Holdings L.P.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Steel Partners Holdings L.P. for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

New York, NY

May 19, 2020